EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 15 to the statement on Schedule 13D is being filed with the United States Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the United States Securities Exchange Act of 1934, as amended.

Dated: April 29, 2014

Glencore AG

By:	/s/ Martin Haering
Name:	Martin Haering
Title:	Officer

By:	/s/ Wendelin Mueller
Name:	Wendelin Mueller
Title:	Officer

Glencore International AG

By:	/s/ Martin Haering
Name:	Martin Haering
Title:	Officer

By:	/s/ Wendelin Mueller
Name:	Wendelin Mueller
Title:	Officer

Glencore Xstrata plc

By:	/s/ Steven Kalmin
Name:	Steven Kalmin
Title:	Executive Officer